SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-EL PASO ELEC CO.
          GAMCO ASSET MANAGEMENT INC.
                       6/01/07          200,000-             *DO
                       5/24/07            5,000-           26.5908
                       5/23/07            4,000-           27.5253
                       5/11/07           15,000-           27.3815
                       5/10/07            4,000-           27.3237
                       5/04/07              500-           27.3100
                       4/23/07            4,527-             *DO
                       4/17/07            1,000-           26.9000
                       4/13/07            5,000-           26.4400
                       4/09/07            2,000-           26.3820
                       4/04/07            1,000            26.7700
                       4/04/07            1,000-           26.7700
                       4/04/07              200            27.0596
                       4/04/07              200-           27.0597
                       4/04/07            1,000-           27.1000
          GABELLI FUNDS, LLC.
              GABELLI ASSET FUND
                       4/02/07           10,400-           26.6518

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.